Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
All Soft Gels, Inc.

As independent registered public accountants, we hereby consent to the use of our audit report dated February 1, 2016, with respect to the financial statements of All Soft Gels, Inc. in its registration statement Form S-1. We also consent to the reference of our firm under the caption “interest of named experts and counsel” in the registration statement.

/s/ KLJ & Associates, LLP

Edina, MN
February 1, 2016